Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS THIRD QUARTER 2016 RESULTS

Net Earnings of $0.17 per Diluted Share

FFO, as adjusted, of $0.60 per Share

Consolidated Operating Occupancy Increased to 96.2 Percent

Same-Store NOI Growth of 9.6 Percent on a Cash Basis and 8.8 Percent on a Straight-Line Basis

Rent Growth of 16.8 Percent on a Straight-Line Basis and 5.6 Percent on a Cash Basis

Stabilized 800,000 Square Feet of Development at an Average Yield of 7.4 Percent;
Executed 900,000 Square Feet of Development Leases

Increased Dividend $0.02 to $0.31 per Share, Up 6.9 Percent

Raised and Narrowed 2016 Net Earnings Guidance to between $0.87 and $0.91 Per Diluted Share

Raised and Narrowed 2016 FFO Guidance, as adjusted, to between $2.23 and $2.25
Per Diluted Share

DENVER, November 3, 2016 - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the quarter ending September 30, 2016.

“DCT had a great third quarter highlighted by strong occupancy, rental rate and same-store NOI growth,” said Phil Hawkins, President and CEO for DCT Industrial. “Leasing in our development pipeline continues to exceed expectations, reflecting the quality of our development projects which are located in high-demand submarkets. We continue to see strong, broad-based customer demand across all markets and industry verticals including e-commerce, consumer, auto and housing.”

Net income attributable to common stockholders (“Net Earnings”) for Q3 2016 was $15.6 million, or $0.17 per diluted share, compared to $8.5 million, or $0.09 per diluted share, reported for Q3 2015, an increase of 88.9 percent per diluted share.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q3 2016 totaled $57.1 million, or $0.60 per diluted share, compared with $46.9 million, or $0.50 per diluted share for Q3 2015, a 20.0 percent increase. These results exclude $0.5 million of acquisition costs and a $1.0 million decrease in interest expense related to hedge ineffectiveness for the quarter ending September 30, 2016 and $0.5 million of acquisition costs for the quarter ending September 30, 2015.

Property Results and Leasing Activity
As of September 30, 2016, DCT Industrial owned 398 consolidated operating properties, totaling 64.7 million square feet, with occupancy of 96.2 percent, an increase of 60 basis points from Q2 2016 and an increase of 170 basis points over Q3 2015. On a same-portfolio basis, the impact of dispositions and placing developments into operations increased occupancy by 10 basis points. Approximately 829,000 square feet, or 1.3 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at September 30, 2016, which does not take into consideration 733,000 square feet of leases in developments under construction or in pre-development.

In Q3 2016, the Company signed leases totaling 3.9 million square feet with rental rates increasing 16.8 percent on a straight-line basis and 5.6 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 20.8 percent on a straight-line basis and 8.4 percent on a cash basis. The Company’s tenant retention rate was 92.9 percent in Q3 2016.

Net operating income (“NOI”) was $76.1 million in Q3 2016, compared with $65.1 million in Q3 2015. In Q3 2016, same-store NOI, excluding revenue from lease terminations, increased 8.8 percent on a straight-line basis and 9.6 percent on a cash basis, when compared to Q3 2015. Same-store occupancy averaged 95.7 percent in Q3 2016, an increase of 120 basis points from Q3 2015. Same-store occupancy as of September 30, 2016 was 96.0 percent.

Investment Activity
Acquisitions
From June 30 to November 3, 2016, DCT Industrial acquired six buildings for $60.8 million. Totaling 749,000 square feet, these buildings were 83.9 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 5.4 percent and anticipates a weighted-average stabilized cash yield of 6.1 percent on the acquired assets.

The table below summarizes acquisitions from June 30 to November 3, 2016:

Market	Submarket	Square Feet	Occupancy at Closing	Closed	Anticipated Yield[1]
Southern California (2 buildings)	Riverside	255,000	100.0%	Aug-16	4.3%
Cincinnati	Northwest	301,000	59.9%	Sept-16	7.9%
Dallas	Northwest	82,000	100.0%	Sept-16	7.0%
Northern California	880 Corridor	66,000	100.0%	Oct-16	7.5%
Chicago	I-55 Corridor	45,000	100.0%	Oct-16	6.1%
Total/Weighted Average		749,000	83.9%		6.1%

1 Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

Development and Redevelopment
Since June 30, 2016, DCT Industrial stabilized 800,000 square feet of development at an anticipated weighted-average yield of 7.4 percent and a projected investment of $48.3 million. Additionally, the Company executed 900,000 square feet of development leases, bringing the pipeline to 40.3 percent leased. The Company also purchased 24.5 acres to develop 300,000 square feet.

Highlights since DCT Industrial’s Q2 2016 Earnings release:

•
Executed a 227,000 square foot pre-lease for DCT North Satellite Distribution Center bringing the 549,000 square foot development, located in the I-85/Northwest submarket of Atlanta, to 41.3 percent leased. Construction is scheduled to be complete in Q1 2017.

•
Executed a 181,000 square foot pre-lease for DCT Waters Ridge bringing the 347,000 square foot development, located in the Northwest submarket of Dallas, to 52.3 percent leased. Construction is scheduled to be complete in Q4 2016.

•
Executed a 156,000 square foot pre-lease for SCLA Building 18, a 370,000 square foot building located in Victorville, CA, which is owned by an unconsolidated joint venture.[1] The building is 42.0 percent leased with construction scheduled to commence in Q4 2016.

•	Executed a 67,000 square foot lease for DCT Fife Distribution Center North bringing the 152,000 square foot development, located in the Fife/Tacoma submarket of Seattle, to 100.0 percent leased.

•
Executed two leases totaling 98,000 square feet for DCT Northwest Crossroads Logistics Centre II bringing the 320,000 square foot building, located in the Northwest submarket of Houston, to 100.0 percent leased.

•
Executed a 36,000 square foot lease for DCT Freeport West bringing the 108,000 square foot development, located in the DFW Airport submarket of Dallas, to 100.0 percent leased. Construction was completed in Q3 2016.

•	Commenced redevelopment of 10810 Painter Avenue, a 115,000 square foot building located in the Mid-Counties submarket of Los Angeles. Construction is scheduled to be complete in Q2 2017.

•	Acquired 14.6 acres in the Northeast submarket of Denver to develop DCT Summit Distribution Center, a 168,000 square foot distribution building.
1 DCT Industrial does not control this unconsolidated joint venture.

Dispositions
Since June 30, 2016, a joint venture, in which DCT Industrial owned a 10.0 percent interest, sold a 126,000 square foot building, located in the Jefferson Riverport submarket of Louisville. This transaction generated gross proceeds to DCT Industrial of $0.5 million with an expected year-one weighted-average cash yield of 3.4 percent.

Capital Markets
DCT Industrial raised $33.5 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 700,000 shares at a weighted-average price of $49.12 per share. The proceeds were used to fund development and general corporate activities.

Dividend
DCT Industrial’s Board of Directors declared a $0.31 per share quarterly cash dividend, an increase of 6.9 percent, payable on January 5, 2017 to stockholders of record as of December 23, 2016.

Guidance
The Company raised and narrowed 2016 Net Earnings guidance to between $0.87 and $0.91 per diluted share, up from $0.84 to $0.90. Net Earnings guidance excludes any gain or loss related to potential future dispositions.

The Company raised and narrowed 2016 FFO guidance, as adjusted, to between $2.23 and $2.25 per diluted share, up from $2.16 to $2.22 per diluted share. The Company’s FFO guidance excludes actual and any potential future acquisition costs and non-cash interest expense impact of hedge ineffectiveness.

For additional details, assumptions and definitions related to the Company’s 2016 guidance, please refer to page 8 in DCT Industrial’s third quarter 2016 supplemental reporting package.

Conference Call Information
DCT Industrial will host a conference call to discuss Q3 results on Friday, November 4, 2016 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, February 3, 2017 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10094066. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until November 4, 2017.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading real estate company specializing in the ownership, acquisition, development, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the U.S. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of September 30, 2016, the Company owned interests in approximately 73.5 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com
###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share information)

	September 30, 2016	December 31, 2015
ASSETS	(unaudited)
Land	$1,026,776	$1,009,905
Buildings and improvements	3,099,166	2,886,859
Intangible lease assets	79,771	84,420
Construction in progress	114,332	159,397
Total investment in properties	4,320,045	4,140,581
Less accumulated depreciation and amortization	(809,408)	(742,980)
Net investment in properties	3,510,637	3,397,601
Investments in and advances to unconsolidated joint ventures	93,854	82,635
Net investment in real estate	3,604,491	3,480,236
Cash and cash equivalents	7,073	18,412
Restricted cash	2,417	31,187
Straight-line rent and other receivables, net of allowance for doubtful accounts of $594 and $335, respectively	76,803	60,357
Other assets, net	23,244	15,964
Assets held for sale	10,138	26,199
Total assets	$3,724,166	$3,632,355

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$106,039	$108,788
Distributions payable	27,575	26,938
Tenant prepaids and security deposits	31,772	29,663
Other liabilities	40,177	18,398
Intangible lease liabilities, net	21,126	22,070
Line of credit	—	70,000
Senior unsecured notes	1,351,537	1,276,097
Mortgage notes	204,102	210,375
Liabilities related to assets held for sale	365	869
Total liabilities	1,782,693	1,763,198

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 90,882,190 and 88,313,891 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	909	883
Additional paid-in capital	2,861,623	2,766,193
Distributions in excess of earnings	(997,015)	(992,010)
Accumulated other comprehensive loss	(27,756)	(23,082)
Total stockholders’ equity	1,837,761	1,751,984
Noncontrolling interests	103,712	117,173
Total equity	1,941,473	1,869,157
Total liabilities and equity	$3,724,166	$3,632,355

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES:
Rental revenues	$99,933	$88,092	$289,507	$264,269
Institutional capital management and other fees	341	333	1,039	1,134
Total revenues	100,274	88,425	290,546	265,403

OPERATING EXPENSES:
Rental expenses	8,795	8,900	27,830	27,456
Real estate taxes	15,074	14,056	44,729	42,082
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
General and administrative	7,370	7,720	20,990	24,912
Impairment losses	—	371	—	371
Casualty gain	(2,440)	—	(2,278)	—
Total operating expenses	69,072	70,478	211,515	211,697
Operating income	31,202	17,947	79,031	53,706

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	—	—	2,627
Equity in earnings of unconsolidated joint ventures, net	1,164	4,493	2,983	6,336
Gain on dispositions of real estate interests	—	—	43,052	41,086
Interest expense	(15,773)	(13,078)	(47,830)	(40,591)
Interest and other income (expense)	18	(42)	581	(71)
Income tax expense and other taxes	(222)	(241)	(510)	(712)
Consolidated net income of DCT Industrial Trust Inc.	16,389	9,079	77,307	62,381
Net income attributable to noncontrolling interests	(829)	(622)	(3,938)	(6,882)
Net income attributable to common stockholders	15,560	8,457	73,369	55,499
Distributed and undistributed earnings allocated to participating securities	(163)	(166)	(497)	(510)
Adjusted net income attributable to common stockholders	$15,397	$8,291	$72,872	$54,989

NET EARNINGS PER COMMON SHARE:
Basic	$0.17	$0.09	$0.81	$0.62
Diluted	$0.17	$0.09	$0.81	$0.62

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	90,250	88,207	89,464	88,162
Diluted	90,723	88,526	89,906	88,472

Distributions declared per common share	$0.29	$0.28	$0.87	$0.84

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$15,560	$8,457	$73,369	$55,499
Adjustments:
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
Equity in earnings of unconsolidated joint ventures, net	(1,164)	(4,493)	(2,983)	(6,336)
Equity in FFO of unconsolidated joint ventures(1)	2,503	2,441	7,321	7,424
Impairment losses on depreciable real estate	—	371	—	371
Gain on dispositions of real estate interests	—	—	(43,052)	(41,086)
Gain on dispositions of non-depreciable real estate	—	—	—	18
Noncontrolling interest in the above adjustments	(1,908)	(1,897)	(4,005)	(4,086)
FFO attributable to unitholders	2,343	2,119	6,786	6,214
FFO attributable to common stockholders and unitholders – basic and diluted(2)	57,607	46,429	157,680	134,894
Adjustments:
Acquisition costs	468	455	560	1,939
Hedge ineffectiveness (non-cash)	(967)	—	453	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$57,108	$46,884	$158,693	$136,833

FFO per common share and unit – basic	$0.61	$0.50	$1.68	$1.45
FFO per common share and unit – diluted	$0.61	$0.50	$1.67	$1.45

FFO, as adjusted, per common share and unit – basic	$0.60	$0.50	$1.69	$1.47
FFO, as adjusted, per common share and unit – diluted	$0.60	$0.50	$1.68	$1.47

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	90,250	88,207	89,464	88,162
Participating securities	582	614	561	604
Units	3,797	4,217	4,023	4,257
FFO weighted average common shares, participating securities and units outstanding – basic	94,629	93,038	94,048	93,023
Dilutive common stock equivalents	473	319	442	310
FFO weighted average common shares, participating securities and units outstanding – diluted	95,102	93,357	94,490	93,333

(1)
Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial's third quarter 2016 supplemental reporting package for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance
The Company is providing the following guidance:

	Range for the Full-Year
	2016
	Low	High
Guidance:
Net earnings per common share - diluted	$0.87	$0.91
Adjustments:
Gains on disposition of real estate interest	(0.46)	(0.46)
Real estate related depreciation and amortization(1)	1.77	1.75
Hedge ineffectiveness (non-cash) and acquisition costs	0.02	0.02
Noncontrolling interest in adjustments	0.03	0.03
FFO, as adjusted, per common share and unit - diluted(2)	$2.23	$2.25

(1)	Includes proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.

(2)	The Company’s FFO guidance excludes actual and any potential future acquisition costs and non-cash interest expense impact of hedge ineffectiveness.

The following table shows the calculation of our Fixed Charge Coverage Ratio for the three and nine months ended September 30, 2016 and 2015 (unaudited, in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$15,560	$8,457	$73,369	$55,499
Interest expense	15,773	13,078	47,830	40,591
Proportionate share of interest expense from unconsolidated joint ventures(1)	276	317	827	970
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(1)	1,097	1,203	3,295	3,637
Income tax expense and other taxes	222	241	510	712
Stock-based compensation	1,413	1,342	4,153	3,882
Noncontrolling interests	829	622	3,938	6,882
Non-FFO gain on dispositions of real estate interests	—	—	(43,052)	(41,068)
Impairment losses	—	371	—	371
Adjusted EBITDA	$75,443	$65,062	$211,114	$188,352

CALCULATION OF FIXED CHARGES:
Interest expense	$15,773	$13,078	$47,830	$40,591
Capitalized interest	2,040	4,219	7,648	12,053
Amortization of loan costs and debt premium/discount	(237)	184	(687)	276
Other non-cash interest expense(2)	(56)	(1,024)	(3,524)	(3,072)
Proportionate share of interest expense from unconsolidated joint ventures(1)	276	317	827	970
Total fixed charges	$17,796	$16,774	$52,094	$50,818

Fixed charge coverage ratio	4.2x	3.9x	4.1x	3.7x

(1)
Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See DCT Industrial's third quarter 2016 supplemental reporting package for additional information.

(2)	Includes $(1.0) million and $0.5 million of hedge ineffectiveness for the three and nine months ended September 30, 2016, respectively.

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three and nine months ended September 30, 2016 and 2015 (unaudited, in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$15,560	$8,457	$73,369	$55,499
Net income attributable to noncontrolling interests	829	622	3,938	6,882
Income tax expense and other taxes	222	241	510	712
Interest and other (income) expense	(18)	42	(581)	71
Interest expense	15,773	13,078	47,830	40,591
Equity in earnings of unconsolidated joint ventures, net	(1,164)	(4,493)	(2,983)	(6,336)
General and administrative expense	7,370	7,720	20,990	24,912
Real estate related depreciation and amortization	40,273	39,431	120,244	116,876
Impairment losses	—	371	—	371
Development profit, net of taxes	—	—	—	(2,627)
Gain on dispositions of real estate interests	—	—	(43,052)	(41,086)
Casualty gain	(2,440)	—	(2,278)	—
Institutional capital management and other fees	(341)	(333)	(1,039)	(1,134)
Total NOI	76,064	65,136	216,948	194,731
Less NOI – non-same store properties	(10,996)	(4,675)	(38,482)	(23,519)
Same store NOI	65,068	60,461	178,466	171,212
Less revenue from lease terminations	(249)	(1,184)	(901)	(1,946)
Add early termination straight-line rent adjustment	30	348	162	255
Same store NOI, excluding revenue from lease terminations	64,849	59,625	177,727	169,521
Less straight-line rents, net of related bad debt expense	(764)	(954)	(3,403)	(2,950)
Less amortization of above/(below) market rents	(568)	(702)	(1,679)	(1,865)
Same store Cash NOI, excluding revenue from lease terminations	$63,517	$57,969	$172,645	$164,706

Financial Measures
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Same Store Properties are determined independently for each period presented, quarter-to-date and year-to-date, by including all consolidated operating properties that have been owned for the entire current and prior period presented. We consider NOI and Cash NOI from Same Store Properties to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. DCT Industrial considers Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.